
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund III and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                      27,724,650
<SECURITIES>                                         0
<RECEIVABLES>                                  110,117<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              27,354,275<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                27,354,275<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,239,380)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,570,558
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,809,938)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,809,938)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,809,983)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $107,667 and due from
DWR of $2,450.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $352,367 and net option premiums of $(128,125).
<F3>Liabilities include redemptions payable of $378,500, accrued management fees of $90,414 and accrued administrative expenses of $139,780.
<F4>Total revenues include realized trading loss of $1,163,554, net change in unrealized of $(1,777,978) and interest income of $702,152.


